PROSPECTUS Dated June 2, 1997                      Pricing Supplement No. 1 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-27919
Dated June 2, 1997                                                June 6, 1997
								Rule 424(b)(3)

		Morgan Stanley, Dean Witter, Discover & Co.
			MEDIUM-TERM NOTES, SERIES C
			  Senior Fixed Rate Notes

			       ------------

	       The Fixed Rate Notes, as further described below and in the Prospectus Supplement under "Description of Notes--Fixed Rate Notes," will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.

	       The Fixed Rate Notes will be redeemable in whole, but not in part, at the option of Morgan Stanley, Dean Witter, Discover & Co. (the "Company") upon 30 to 35 calendar days notice on any June 19 or December 19, commencing June 19, 1999.

Principal Amount:           $25,000,000

Maturity Date:              June 19, 2007

Settlement Date
  (Original Issue
  Date):                    June 19, 1997

Interest Accrual
  Date:                     June 19, 1997

Issue Price:                100%

Specified Currency:         U.S. Dollars

Redemption
  Percentage:               100%

Redemption Dates:           Redeemable in whole, but not in part, at the
			    option of the Company upon 30 to 35 calendar days notice on any June 19 or December 19, commencing June 19, 1999

Annual Redemption
  Percentage Reduction:     N/A

Interest Rate:              7.30% per annum

Interest Payment Dates:     The nineteenth day of each month commencing
			    July 19, 1997

Interest Payment
  Period:                   Monthly

Total Amount of OID:        N/A

Original Yield to Maturity: N/A

Initial Accrual
  Period OID:               N/A

Book Entry Note or
  Certificated Note:        Book Entry Note

Senior Note or
  Subordinated Note:        Senior Note

Agent:                      Morgan Stanley & Co. Incorporated

Trustee:                    The Chase Manhattan Bank

Minimum Denomination:       $1,000

CUSIP:                      61745EKM2

Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


			MORGAN STANLEY DEAN WITTER